Exhibit 10.6

1994 LONG-TERM INCENTIVE PLAN

FOR TEXTRON EMPLOYEES

(Effective January 1, 1994)

First Amendment

     Pursuant to Section 4.11 of the 1994 Long-Term Incentive Plan for Textron
Employees (the “Plan”), the Board of Directors of Textron Inc. (the “Board”) is
authorized to amend the Plan at any time. The Board adopted the following amendment to the Plan at its September 27, 1997 meeting, effective upon adoption. The amendment changes the definition of a “change in control” as used in the Plan to prevent the inadvertent triggering of change in control provisions in transactions not involving an actual change in control of Textron Inc.

    Section 4.10(b) of the Plan is amended to read as follows:

“For purposes of this Plan, a 'Change in Control' shall occur if (I) any 'person' or
'group' (within the meaning of Sections 13(d) and 14(d)(2) of the Securities
Exchange Act of 1934, as amended (the 'Act')) other than Textron, any trustee or other fiduciary holding Textron Common Stock under an employee benefit plan of Textron or a related company, or any corporation which is owned, directly or indirectly, by the stockholders of Textron in substantially the same proportions as their ownership of Textron Common Stock, is or becomes (other than by acquisition from Textron or a related company) the 'beneficial owner' (as defined in Rule 13d-3 under the Act) of more than thirty percent (30%) of the then outstanding voting stock of Textron, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by Textron's stockholders was approved by a vote of at least two-thirds of the directors than still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved)
cease for any reason to constitute a majority thereof, or (iii) stockholders of
Textron approve a merger or consolidation of Textron with any other corporation, other than a merger or consolidation which would result in the voting securities of
Textron outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of Textron or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of Textron approve a plan of complete liquidation of Textron or an agreement for the sale or disposition by Textron of all or substantially all of Textron's assets.”

IN WITNESS WHEREOF, Textron Inc. has caused this Amendment to be executed by its duly authorized officer, to be effective as of September 27, 1997.

TEXTRON INC. By ________________________________ John D. Butler Executive Vice President Administration and Chief Human Resources Officer